UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

Form 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):   August 20, 2010

JACK HENRY & ASSOCIATES, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	0-14112 (Commission File Number )	43-1128385 (I.R.S. Employer Identification No.)

663 Highway 60, P.O. Box 807
 Monett, Missouri 65708
 (Address of principal executive office) (Zip Code)

(417) 235-6652
 (Registrant's telephone number, including area code)

Not Applicable
 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On August 20, 2010, the Board of Directors (the "Board of Directors") of Jack Henry & Associates, Inc. (the “Company”) adopted an amendment (the "Amendment") to the Jack Henry & Associates, Inc. Restricted Stock Plan (the "Plan").  The Plan was adopted by the Company in 2005.  The Amendment provides for the issuance of restricted stock units, or RSUs, under the Plan.  A restricted stock unit is the right to receive a share of the Company's common stock upon satisfaction of conditions specified by the Compensation Committee, which may be time-based or performance based, subject to certain restrictions contained in the Plan. The foregoing description of the Amendment is qualified in its entirety by reference to the Amendment, which is attached hereto as Exhibit 10.1 and incorporated herein by reference.

On August 19, 2010, the Compensation Committee of the Board of Directors also adopted a form of restricted stock unit award agreement for use under the Plan as amended by the Amendment. The form restricted stock unit agreement may be used for performance-based awards.

The executive officers of the Company named in its most recent Definitive Proxy Statement filed with the Securities and Exchange Commission may receive awards under the foregoing form of restricted stock unit award agreement.. The foregoing description of the restricted stock unit award agreement is qualified in its entirety by reference to the form attached hereto as Exhibit 10.2 and incorporated herein by reference.

Item 9.01

Financial Statements and Exhibits.

Exhibits.

Exhibit No.

Description

10.1

Amendment dated August 20, 2010 to the Jack Henry & Associates, Inc. Restricted Stock Plan

10.2

Form of Restricted Stock Unit Award Agreement for the Jack Henry & Associates, Inc. Restricted Stock Plan

SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

JACK HENRY & ASSOCIATES, INC.

By:	/s/ Kevin D. Williams
Kevin D. Williams
Chief Financial Officer

Date:  August 24, 2010